                                                        EXHIBIT 10.54







                              MANAGEMENT AGREEMENT


                                 by and between


                       HARVEYS BR MANAGEMENT COMPANY, INC.
                              a Nevada corporation,

                                       and

                      IOWA WEST RACING ASSOCIATION, an Iowa
                             nonprofit corporation.






                            DATED October 6, 1999



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                              MANAGEMENT AGREEMENT


         THIS MANAGEMENT AGREEMENT (this "Agreement") is made and entered into on this 6th day of October, 1999 by and between Iowa West Racing
Association, an Iowa nonprofit corporation ("Iowa West") and Harveys BR Management Company, Inc., a Nevada corporation ("HBRMC").


                                    RECITALS

         WHEREAS, Iowa West is licensed by the Iowa State Racing and Gaming Commission ("IRGC") to conduct a greyhound racing facility with pari-mutuel wagering and to operate gambling games therein (said pari-mutuel racetrack facility and casino operation located in Council Bluffs, Iowa and commonly known as Bluffs Run Casino is referred to hereinafter as the "Facility"); and

         WHEREAS, HBRMC is a wholly owned subsidiary of Harveys Casino Resorts, a Nevada corporation, an experienced owner/operator and manager of hotels and casinos in various gaming jurisdictions; and

         WHEREAS, HBR Realty Company, Inc. ("HBRRC") is a wholly owned subsidiary and real estate holding company of Harveys Casino Resorts and is an affiliate of HBRMC; and

         WHEREAS, HBRRC has, pursuant to that certain Purchase and Sale Agreement and Joint Escrow Instructions dated _____________, 1999 (the "Purchase Agreement"), acquired certain of Iowa West's operating assets, including, but not limited to, the Facility, the underlying land, parking areas, buildings, facility structures, furniture, fixtures and equipment (excluding gaming equipment) and working capital related to the Facility (the "Assets"); and

         WHEREAS, pursuant to the terms of that certain Lease as of the date hereof (the "Lease") HBRRC has leased the Facility and the other Assets to Iowa West for operation thereof under its licenses with IRGC; and

         WHEREAS, Iowa West desires to contract with HBRMC for management of the Facility and the gaming operations conducted thereon, including, without limitation, pari- mutuel wagering on live or simulcast greyhound or horse racing, slot machines and any and all other wagering-related entertainment conducted or at any time permitted to be conducted at the Facility (the "Gaming Operations"), in accordance with the terms and conditions of this Agreement and in conformance with IRGC regulations and all other applicable ordinances, regulations, requirements, standards or laws of any federal, state, county or municipal body (collectively "Laws")


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         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, it is understood and agreed between Iowa West and HBRMC as follows:

         1.       MANAGEMENT SERVICES TO BE PERFORMED:

                  Iowa West hereby appoints and engages HBRMC as manager and operator of the Facility and the Gaming Operations and grants HBRMC the exclusive authority to manage, control, and operate the same on behalf of Iowa West subject to the terms and conditions of this Agreement and HBRMC agrees and accepts such engagement, to perform the following services for Iowa West:

                  Iowa West authorizes HBRMC to exclusively perform, and HBRMC agrees to perform, at HBRMC's sole cost and expense, all management functions and to make all management decisions necessary or appropriate, in HBRMC's sole and absolute discretion, for the operation of the Facility and the Gaming Operations in conformance with applicable governmental laws, ordinances and regulations, and the terms of Iowa West's licenses granted by the IRGC necessary for the continued operation of the Facility and the Gaming Operations (the "Licenses"), and in accordance with the terms and conditions of this Agreement.

                  Said functions and decisions shall include, without limitation:

                  a. Financial management of the Facility and Gaming Operations, including, without limitation, maintenance of the books of account and records on a daily, monthly and annual basis in accordance with accepted accounting procedures and practices; preparation of financial statements; development of appropriate budgets for development, marketing, maintenance and operation of the Facility and Gaming Operations; establishment and management of appropriate operating and reserve accounts; and payment of all applicable taxes and preparation of all returns necessary in connection therewith;

                  b. Negotiation and execution of contracts in the name of HBRMC or HBRRC for the operation of the Facility and the Gaming Operations (other than those contracts which by law or by their terms must be in the name of Iowa West as holder of the Licenses or contracts which remain in the name of Iowa West pursuant to Paragraph 6.1.10 of the Purchase Agreement which contracts may be in the name of Iowa West), including, without limitation, asset acquisition and financing thereof, agreements and arrangements with concessionaires, licensees, tenants, suppliers, subcontractors or other intended users of the Facility, janitorial, garbage removal, security, food service, insurance, legal and accounting services, and other related operational services;


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                  c.       Advertising and promotion of the Facility and Gaming
                           Operations;

                  d. Preparing, with the aid and assistance of Iowa West, any and allreports to the IRGC as may be required by the rules and regulations of the IRGC;

                  e. Selecting, hiring, terminating, supervising and establishing salary, compensation and benefits for a general manager for the Facility and for all other employees and personnel necessary for the operation of the Facility and Gaming Operations. All personnel shall be employed by HBRMC and not by Iowa West and HBRMC shall have absolute discretion in hiring, supervising, directing, discharging and determining the compensation, benefits and terms of employment of such personnel;

                  f. Making or causing to be made all necessary repairs, replacements, corrections and maintenance to the Facility and Assets and as shall be required to comply with all Laws;

                  g. Taking such reasonable actions as may be necessary to comply with any and all Laws, affecting the Facility or the Gaming Operation or with any other authority having jurisdiction thereover, including the IRGC (hereinafter, "Governmental Authorities");

                  h. Procuring and maintaining property, casualty and liability insurance in amounts and coverages as will be sufficient in light of the operations contemplated at the Facility but in no event less than that necessary to conform to reasonable industry standards for similar businesses or operations; naming Iowa West as a named insured on all policies of liability insurance so maintained.

                  i. Contract and pay for auditing services necessary to maintain the Licenses of Iowa West for the Bluffs Run Casino and to pay for all licensing fees due to the State of Iowa for such Licenses. (collectively "Auditing and License Fees").

                  j. Doing all other things necessary or desirable for the day to day administration, management, maintenance and operation of the Facility and the Gaming Operations.

         2.       MUTUAL COVENANTS AND DUTIES.

                  The parties agree to utilize their mutual best efforts for the financial success


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of the Facility and the Gaming Operations and for the continuation of the
Licenses.

                  Iowa West covenants and agrees that it shall, during the term of this Agreement, take all necessary actions and use its best efforts to retain the Licenses. Iowa West further covenants and agrees, during the term of this Agreement, to use its reasonable best efforts to (i) promote gaming activities in Pottawattamie County, Iowa, including, without limitation, dog racing, land-based casinos and river boat casinos, (ii) preserve and advance the relationship between Iowa West and each of the City of Council Bluffs, the County of Pottawattamie, the State of Iowa and all Governmental Authorities, and
(iii) support any measures in support of the foregoing as reasonably requested by HBRMC, including, without limitation, any law, referendum or bill that may affect the operation of the Facility or the Gaming Operations.

                  HBRMC covenants and agrees to use its best efforts to support and promote the continuation of greyhound racing in the State of Iowa and to reasonably cooperate with Iowa West in connection with same.

                  In addition to the actions recited herein and contemplated to be performed, executed and/or delivered by HBRMC and Iowa West, each party hereto agrees to perform, execute and/or deliver or cause to be performed, executed and or delivered any and all such further acts, instruments and assurances as may be reasonably required to effectuate the transactions contemplated hereby, including, without limitation, providing any information requested by the IRGC or any of its duly authorized representatives.

         3.       MANAGEMENT FEE.

                  During the term hereof Iowa West shall receive the first Five Million Dollars ($5,000,000.00) in Cash Flow, as defined hereinbelow, (the "Initial Payment"), and after payment thereof, HBRMC shall be paid a management fee ("Management Fee") equal to eighty percent (80%) of the Cash Flow. The parties agree that HBRMC shall have no recourse against Iowa West or any property of Iowa West, other than the Operating Account (as hereinafter defined), for payment of the Management Fee.

                  "Cash Flow" as used herein, means, for any period, all revenues and income of any kind, directly or indirectly derived from use or operation of the Facility and Gaming Operations, including, without limitation, pari-mutuel commissions, simulcast income, Gaming Operations wins, parking and admissions, merchandise sales, food, beverage, and entertainment income, rentals or other payments from lessees, sublessees and concessionaires and the proceeds of the sale of any Gaming Equipment, as defined herein, LESS all costs and expenses with respect to the Facility and Gaming Operations, including, without limitation, the Initial Payment and "Tenant's Retained Amounts" (as defined in the Lease) purses, pari-mutuel taxes and fees, all Audit and License Fees, gaming taxes and fees, complimentary items, departmental operating expenses, selling, general and administrative expenses,


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expenditures for purchasing, leasing and maintaining Gaming Equipment
(including, without limitation contracts which may be in the name of Iowa West as permitted hereunder), auditing expenses, greyhound adoption costs, and property taxes but excluding depreciation, amortization, and Iowa West's administrative expenses and charitable contributions. Cash Flow shall be determined on the accrual basis of accounting in accordance with generally accepted accounting principles.

                  The Management Fee shall be calculated and paid to HBRMC on a weekly basis and in arrears, commencing on the first (1st) day of the second
(2nd) full week of the term of this Agreement. At the end of each fiscal year, the actual Cash Flow of the Facility shall be reconciled with the weekly Cash Flow by the certified public accountants then serving the Facility and, if necessary, an adjusting payment or refund shall be made. Such fees shall be cumulative and shall not abate until paid to HBRMC.

                  Iowa West acknowledges that the Management Fee provided for herein reflects the premium paid by HBRMC to acquire the Assets of Iowa West pursuant to the Purchase Agreement and the amounts received thereunder. Said premium and amounts affect the share of Cash Flow to Iowa West in this Agreement and the lease payments under the Lease. The parties hereto further agree that Iowa West shall have no obligation to provide any funds for the operation of the Facility and the Gaming Operations other than revenues and income derived during the term of this Agreement from the use or operation of the Facility and Gaming Operations. To the extent that such revenue in any period is insufficient to pay the costs and expenses of operation of the Facility and the Gaming Operations, HBRRC shall advance funds for such costs and expenses. Repayment of such advances shall be made from Cash Flow. All expenses incurred in the operation of the Facility and Gaming Operations shall be deemed expenses and obligations of HBRMC and not of Iowa West.

                  Notwithstanding anything contrary contained in this Agreement, all funds collected by HBRMC for the account of Iowa West shall be deposited in an operating account ("Operating Account") at an FDIC insured bank located in Council Bluffs, Iowa, or Omaha, Nebraska. All funds collected by HBRMC for the account of Iowa West shall be used by HBRMC and held in the Operating Account to pay the Management Fee and operating expenses of the Facility as provided herein. Funds may be withdrawn or disbursed from the Operating Account only upon the signature of HBRMC, as agent for Iowa West.

         4.       TERM.

                  This Agreement shall commence as of the date hereof and continue thereafter for a period of twenty-five (25) years (the "Initial Period"), unless earlier terminated as provided herein.


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                  This Agreement shall automatically renew, on the same terms and conditions, for successive terms equal to the Initial Period unless HBRMC shall give Iowa West written notice of its intention not to so renew not less than thirty (30) days prior to the expiration of the then current term.


         5.       ADVISORY COMMITTEE.

                  Iowa West and HBRMC shall create an advisory committee ("Advisory Committee") for the purpose of advising Iowa West and HBRMC with respect to policies and general oversight of the Gaming Operations at the Facility. HBRMC shall first appoint certain of its representatives to the Advisory Committee and Iowa West shall then appoint an equal number of its representatives, subject to HBRMC's reasonable right of approval. The Advisory Committee shall appoint a chair who shall preside at all meetings (to be held in Council Bluffs, Iowa, or such other location as the members of the Advisory Committee shall select) and a secretary who shall keep a written record of all meetings of the Committee. Matters for consideration by the Committee may be introduced by either party hereto and the chairperson shall thereupon establish a meeting or other method for dialogue to be taken within Fifteen (15) business days after having received the notice of the matter to be considered. All matters so considered along with all budgets, plans or other documents of any type revealed to the Advisory Committee shall be considered and treated as confidential information and each party agrees not to reveal, disclose or allow to be revealed or disclosed any such confidential information obtained from the other party to any third party. Disclosure of such information shall not be prohibited if such information is or becomes a matter of public record or public knowledge or is otherwise required to be disclosed by government authority or by court order.

                  It is understood and agreed that any action on the part of the Advisory Committee is advisory only and that no official action may be taken, and no recommendation of the Advisory Committee shall be binding, unless it is adopted by the respective parties as to matters within their respective province as set forth in this Agreement. Matters which the Advisory Committee may address include, but are not limited to, the review of capital and operating budgets, long and short term business plans, licensing issues, and resolution of disputes between the parties.

                  HBRMC shall prepare and submit to the Advisory Committee a proposed annual operating and capital expenditures budget by the end of its fiscal year. The Advisory Committee shall meet and review the budget as soon as practicable after receipt. Iowa West shall serve in an consulting role as to the advisability of any such budgets for the operation of the Facility and the Gaming Operations.

         6.       GAMING EQUIPMENT


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                  All slot machines and gaming equipment for which Licenses are required, including any replacement parts, repairs, additions, substitutions, and accessories thereto (plus the disposition price of said property sold but not replaced to the extent such disposition price was not included in Cash Flow) (the "Gaming Equipment") in place at the date of commencement of this Agreement or acquired during the term of this Agreement, shall be owned by Iowa West for all purposes. During the term of this Agreement, HBRMC, in its sole discretion, to the extent permitted by applicable law, may acquire for the benefit of Iowa West, by purchase lease or otherwise, additional Gaming Equipment as it sees fit. Iowa West agrees to cooperate in the purchase of any Gaming Equipment provided for in the capital expenditure budget of the Facility. The costs of any such Gaming Equipment shall be a deduction from Cash Flow as set forth in
Section 3 hereof. Any financing obtained by HBRMC with respect to additional Gaming Equipment or any lease of such Gaming Equipment, shall be without recourse to Iowa West, except for any security interest that may be created in such Gaming Equipment.

                  Upon termination of this Agreement at any time and for whatever reason, Iowa West agrees to pay HBRMC the then fair market value of all Gaming Equipment in use at the Facility as of the date hereof, as determined by a mutually selected "Manufacturer," as defined in Section 99F.1(13) of the Iowa Code from time to time.

                  Iowa West agrees to permit HBRMC to maintain all Gaming Equipment in good condition and repair and HBRMC shall so maintain such Gaming Equipment; keep it insured against al1 risks of loss or damage; and keep it free of all liens, security interests or other encumbrances whatsoever, except that arising from financing that may be arranged by HBRMC.

         7.       DEFAULT; BREACH; REMEDIES:

                  7.1 DEFAULT; BREACH. A "Default" is defined as a failure by Iowa West, HBRMC or HBRRC to keep, observe or perform any covenant, agreement, term or provision of this Agreement, the Purchase Agreement or the Lease, including without limitation, the failure by Iowa West to take all necessary actions and use all good faith efforts to retain its Licenses . A "Breach" is defined as the occurrence of a Default and the failure by Iowa West, HBRMC, or HBRRC, as the case may be, to cure such Default prior to expiration of the applicable grace period, if any.


                  7.2 BREACH BY IOWA WEST, HBRMC OR HBRRC. A Default by Iowa West as to the material covenants, agreements, terms, or provisions of this Agreement, the Purchase Agreement or the Lease to be observed, complied with or performed by Iowa West, where such Default continues for a period of thirty (30) days after Iowa West's receipt of written notice thereof by or on behalf of HBRMC, shall constitute a Breach of this Agreement, the Purchase Agreement and the Lease; provided, however, if the nature of the Default is such


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that more than thirty (30) days are reasonably required for its cure, then
Iowa West shall not be deemed to be in Breach of this Agreement, the Purchase Agreement or the Lease if Iowa West commences such cure within said thirty
(30) day period and thereafter diligently pursues the cure thereof, and provided further that failure to pay the Management Fee under this Agreement or the Rental or other amounts due under the Lease shall not constitute a Default under this Agreement unless such failure is due to the wrongful interference by Iowa West with the ability of HBRMC to withdraw funds from the Operating Account.

                  A Default by HBRMC or by HBRRC as to material covenants, agreements, terms or provisions of this Agreement, the Purchase Agreement or the Lease to be observed, complied with or performed by HBRMC or HBRRC, as applicable, where such Default continues for a period of thirty (30) days after HBRMC's or HBRRC's, as applicable, receipt of written notice thereof by or on behalf of Iowa West shall constitute a Breach of this Agreement, the Purchase Agreement and the Lease; provided, however, if the nature of the Default is such that more than thirty (30) days are reasonably required for its cure, then HBRMC or HBRRC, as applicable, shall not be deemed to be in Breach of this Agreement, the Purchase Agreement or the Lease if HBRMC or HBRRC, as applicable, commences such cure within said thirty (30) day period and thereafter diligently pursues the cure thereof.

                  7.3 INJUNCTIVE RELIEF. As long as existing or similar restrictions are contained in the law of Iowa as are now contained in Section 99F.4A(2) of the Iowa Code, Iowa West acknowledges it is essential that it maintain its existence and the Licenses, and its failure to do so may result in irreparable injury and substantial economic damage to HBRMC, and should Iowa West reasonably appear to HBRMC to cease its activities or threaten to terminate its existence, it is agreed that unless such action by Iowa West is due to actions of HBRMC or HBRRC, including, without limitation, any Breach of this Agreement, the Lease or the Purchase Agreement by HBRMC or HBRRC. HBRMC shall be entitled to immediately commence legal proceedings and be entitled to injunctive relief both PENDENTE LITE and permanently without the requirement of the posting of a bond since HBRMC's remedy at law would be inadequate or insufficient.

                  7.4 CURE OF DEFAULT. In the event HBRRC or HBRMC fails or refuses to pay when due any tax or assessment relating to the Facility or to the Gaming Operations that are to be paid by HBRRC or HBRMC on behalf of Iowa West, except when being protested in good faith by HBRRC or HBRMC in a good manner that will not jeopardize the Licenses , then Iowa West may pay the same, and the amount so paid by Iowa West shall be immediately reimbursed by HBRMC.

                  7.5 NON-RECOURSE Except in the event of fraud or intentional misconduct on the part of Iowa West (in which case this Section 7.5 shall not apply to Iowa West), neither Iowa West nor its partners (general or limited), shareholders, directors, officers, successors or assigns shall have any personal liability, responsibility or obligation for the performance of any obligation of Iowa West hereunder and HBRMC agrees that in no event shall any



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monetary judgments for such Breach or Default be sought or secured against any of the foregoing.

                      Except in the event of fraud or intentional misconduct on the part of HBRMC, HBRMC's parents, affiliates, shareholders, successors or assigns shall have no personal liability, responsibility or obligation for the performance of any obligation of HBRMC hereunder and Iowa West agrees that in no event shall any monetary judgments for such Breach or Default be sought or secured against any of the foregoing.

                  7.6 CHANGE IN LAW. In the event that Iowa West is unable to maintain the Licenses to conduct Gaming Operations due to the failure of the voter referendum in the year 2002, or due to a change in the laws of the State of Iowa or the laws of the United States, this Agreement shall terminate as of such date, and the parties shall be relieved of further obligations hereunder. In such event, HBRMC shall distribute the funds in the Operating Account first to pay all expenses of operation of the Facility and Gaming Operations (excluding any Rent or Management Fees), then to any amounts owed Iowa West under this Agreement, the Lease and the Purchase Agreement, then to payment of the Rent and Management Fees.

         8.       INDEMNIFICATION

                  HBRMC shall indemnify, defend and hold Iowa West, its affiliates, officers, directors, agents and employees, free and harmless from all loss, liability or cost (including reasonable attorneys' fees) which Iowa West may sustain, incur or assume as a result of any claims which may be alleged, made, instituted or maintained against Iowa West, jointly or severally, arising out of, or based upon the ownership, management, operation or use of the Facility or Gaming Operations unless such loss, liability or cost results from the gross negligence, willful misconduct or criminal conduct of Iowa West, its officers, directors, agents or employees.

         9.       ASSIGNABILITY.

                  Iowa West shall not assign this Agreement without the express written consent of HBRMC, which consent may be granted or withheld by HBRMC in its sole and absolute discretion. This Agreement shall be freely assignable by HBRMC, subject only to IRGC or other governmental approval, if required. Any assignment by HBRMC shall not relieve HBRMC of its obligations hereunder.

                  Any assignment by Iowa West, whether or not permitted by HBRMC, shall not release Iowa West of any of its obligations hereunder.

         10.      BINDING NATURE.


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                  This Agreement is binding upon and shall inure to the benefit of the parties hereto, and subject to the provision of the previous paragraph, their respective successors and assigns.


         11.      RELATIONSHIP OF PARTIES.

                  HBRMC will perform all of its duties hereunder as an independent contractor of Iowa West and this Agreement shall not be construed to create any partnership or joint venture between Iowa West and HBRMC. HBRMC is acting as the manager for Iowa West only in the limited capacity set forth herein and neither party hereto shall have the authority to bind the other or create any liability on behalf of the other, except as expressly authorized herein. HBRMC specifically has no authority to enter into any contract or agreement for or on behalf of Iowa West. No provision hereof shall be construed to confer any rights or benefits on other persons than the parties hereto.

         12.      GOVERNING LAW.

                  This Agreement shall be subject to, governed by, and interpreted in accordance with the laws of the State of Iowa, without regard to its principles of conflicts of laws.

         13.      ARBITRATION.

                  Any dispute, controversy or claim arising out of or relating to this Agreement, the Lease or the Management Agreement, or the Breach, termination or validity hereof or thereof, shall be finally settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, as modified herein (the "Rules"). The place of arbitration shall be Omaha, Nebraska. There shall be three (3) arbitrators, of whom HBRMC shall appoint one and Iowa West shall appoint one (1) within thirty (30) days of the receipt by the respondent of the demand for arbitration. The two (2) arbitrators shall select the chair of the arbitration tribunal within thirty (30) days of the appointment of the second arbitrator. If such arbitrator is not appointed within the time limit provided herein, such arbitrator shall be appointed by the American Arbitration Association ("AAA") in accordance with the Rules. Any arbitrator appointed by the AAA shall be a retired judge or a practicing attorney with no less than fifteen (15) years of experience with large commercial cases, and an experienced arbitrator. Any arbitration proceedings, decision or award rendered hereunder and the validity, effect and interpretation of this arbitration agreement shall be governed by the Iowa Arbitration Act, Section 679A of the Iowa Code. By agreeing to arbitration, the parties do not intend to deprive any court of its jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment or other order in aid of arbitration proceedings and the enforcement of any award. Without prejudice to such provisional remedies in aid of arbitration as may be available under the jurisdiction of a court, the arbitral


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tribunal shall have full authority to grant provisional remedies and to award damages for the failure of any party to respect the arbitral tribunal's orders to that effect. Any decision or award rendered hereunder shall be final and binding on the parties and judgment upon such award may be entered in any court having jurisdiction thereof. The arbitrators appointed pursuant to this paragraph are specifically directed to consider the wide latitude in the management of the Facility and the Gaming Operations that is vested by the parties to this Agreement in HBRMC, whose actions and decisions shall stand unless they are unlawful or constitute a gross abuse of HBRMC's duties hereunder or would otherwise jeopardize the Licenses.

         14.      ATTORNEYS' FEES

                  In the event that legal action becomes necessary to resolve any controversy or dispute arising out of this Agreement, the unsuccessful party in the action shall reimburse the prevailing party, if any, for the reasonable expenses and attorneys' fees and costs incurred by the prevailing party.

         15.      NOTICES.

                  All notices required or permitted by this Agreement shall be in writing and may be delivered in person (by hand or by messenger or courier service) or may be sent by nationally recognized air carrier who can provide proof of delivery, or by certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, and return receipt requested or by facsimile transmission (with a copy sent simultaneously by U.S. mail), and shall be deemed sufficiently given if served in a manner specified in this section. The addresses noted below shall be that party's address for delivery or mailing for notice purposes. Either party may, by written notice to the other party, specify a different address for notice purposes


                                      11
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If to Iowa West:

Iowa West Racing Association
Attn: Tony Payne
2701 23rd Avenue
P.O. Box 1562
Council Bluffs, IA 51502-1562
Telephone: 712-325-3133
Telecopy:  712-328-9092

with duplicate to:

James A. Campbell
233 Pearl Street
Peters Law Firm, P.C.
P.O. Box 1078
Council Bluffs, IA  51502-1078
Telephone: 712-328-3157
Telecopy:  712-322-2267

If to HBRMC:

Harveys BR Management Company, Inc.
Post Office Box 128
Stateline, Nevada 89449
Attn: Charles W. Scharer
Telephone: 775-586-6756
Telecopy:  775-586-6852

with duplicate to:

Scarpello & Alling, Ltd.
276 Kingsbury Grade, Suite 200
P.O. Box 3390
Lake Tahoe, NV  89449-3390
Attn: Ronald D. Alling, Esq.
Telephone: 775-588-6676
Telecopy:  775-588-4970



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




and to

Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue, Suite 3400
Los Angeles, California 90071
Attn: Allan G. Mutchnik, Esq.
Telephone  213-687-5391
Telecopy   213-687-5600

                  Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. Notices delivered by United States Express Mail or overnight courier that guarantees next day delivery shall be deemed given twenty-four (24) hours after delivery of the same to the United States Postal Service or courier. If any notice is transmitted by facsimile transmission or similar means, the same shall be deemed served or delivered upon telephone confirmation of receipt of the transmission thereof, provided a copy is thereafter also delivered via delivery or mail. If notice is received on a Sunday or legal holiday, it shall be deemed received on the next business day.

         16.      SEVERABILITY.

                  If any provision of this Agreement or the application of any provision of this Agreement to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such circumstances shall not be affected and shall be enforced to the greatest extent permitted by law, to the extent consistent with the intent hereof.

         17.      WAIVER.

                  If either party waives the performance of any term, covenant or condition contained in this Agreement, such waiver shall not be deemed to be a waiver of the term, covenant, or condition itself or a waiver of any subsequent breach of the same or any other term, covenant or condition contained in this Agreement. Failure by either party to enforce any of the terms, covenants or conditions of this Agreement for any length of time shall not be deemed to waive or to decrease the right of such party to insist thereafter upon strict performance by the other party. Waiver by either party of any term, covenant or condition contained in this Agreement may be made only by a written document signed by such party.

         18.      COUNTERPARTS.

                  This Agreement may be executed in counterparts at different times and places, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument. It shall be necessary to account for only one such counterpart in proving this Agreement

         19.      APPROVAL OF IRGC.

                  It is expressly understood and agreed that this Agreement shall not be a binding obligation of either Iowa West or HBRMC until such time as it is approved by the IRGC; the parties agree to cooperate in the submission of this Agreement to the IRGC for its approval.

         20.      MODIFICATION.

                  This Agreement may not be changed, modified, renewed, extended, canceled or discharged, or any covenant or provision waived, except by an agreement in writing signed by the party against whom enforcement of the change, modification, renewal, extension, discharge or waiver is sought.

         21.      ENTIRE AGREEMENT.

                  This Agreement constitutes the entire agreement between the parties and supersedes all prior negotiations, understandings, and agreements between HBRMC and Iowa West. Both Iowa West and HBRMC acknowledge and agree that neither party has relied on any representations or promises in connection with this Agreement not contained herein or in the Lease or Purchase Agreement.

         22.      CHANGE IN FACILITY OR GAMING OPERATIONS

                  In the event that the premises being leased to Iowa West pursuant to the Lease shall be increased, decreased or otherwise modified, HBRMC's management obligations under this Agreement shall be accordingly expanded, diminished or modified to encompass the changes to said leased premises. HBRMC and Iowa West agree to perform, execute and/or deliver or cause to be performed, executed or delivered any and all such further acts, instruments, and assurances as may be reasonably required to evidence any such expansion, diminution or modification of HBRMC's management obligations hereunder. Iowa West and HBRMC agree that any such expansion, diminution or modification shall not change the calculation of the Management Fee hereunder and that no additional consideration shall be required for any such expansion, diminution or modification.

         23.      CHANGE IN LAWS

                  The parties hereby agree that in the event that there is a material change in the applicable laws with respect to the Gaming Operations or the operation of the Facility as contemplated by this Agreement, the parties will promptly and diligently negotiate in good faith any such required changes so that neither party suffers any economic detriment, and each party's business objectives and economic position as contemplated in this Agreement are preserved to the fullest extent possible.
In the event that applicable laws change to allow a transfer of the Licenses to HBRMC (or an affiliate of HBRMC), Iowa West shall, within ten (10) days of a written request from HBRMC (or, in the event such transfer is not reasonably possible within such ten day period despite Iowa West's best efforts, as soon as reasonably possible thereafter), transfer such Licenses to HBRMC or its designee, and this Agreement shall terminate and be of no further force or effect from the date of such transfer. In the event this Agreement expires or terminates for this, or any other reason, the Lease shall also terminate.

         IN WITNESS WHEREOF, the undersigned have caused their corporate names to be hereunto affixed on the day and year first above written.


IOWA WEST RACING ASSOCIATION, AN IOWA NONPROFIT CORPORATION


                  By: /s/ Lynn G. Grobe
                      -----------------------------------
                      Lynn G. Grobe, Vice-President


                  By: /s/ Joseph D. Lehan
                      -----------------------------------
                      Joseph D. Lehan, Secretary


HARVEYS BR MANAGEMENT COMPANY, INC. A NEVADA CORPORATION


                  By: /s/ Charles W. Scharer
                      -----------------------------------
                      Charles W. Scharer, President






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